                      CALIFORNIA COASTAL COMMUNITIES, INC.

                             CONSENT OF STOCKHOLDERS
PURSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         The undersigned, being holders of a majority of the outstanding common stock, par value $.05 per share, of California Coastal Communities, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 228 of the General Corporation Law of the State of Delaware, DO HEREBY CONSENT to the adoption of, and DO HEREBY ADOPT, the following resolutions:

                           RESOLVED, that the Amended and Restated Certificate
                  of Incorporation of the Corporation, as heretofore amended, be further amended and restated to read in its entirety in the form attached hereto as EXHIBIT A;

                           RESOLVED, that the Board of Directors may abandon
                  such proposed amendment and restatement, before or after stockholder approval thereof, without further action by stockholders at any time prior to the effectiveness of the amendment and restatement; and it is further

                           RESOLVED, that the officers of the Corporation be,
                  and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

         This Consent may be executed in counterparts.

         The Secretary of the Corporation is hereby directed to file a signed copy of this Consent in the minute book of the Corporation.

         DATED:   As of October 14, 1999


MERRILL LYNCH & CO., INC.                   ING BARINGS (U.S.) CAPITAL LLC


By: /s/ GRAHAM GOLDSMITH                    By: /s/ P.R. BURNAMAN II
   -----------------------------------         --------------------------------
   Graham Goldsmith                            P.R. Burnaman II
   Director                                    Managing Director



LONE STAR SECURITIES FUND, L.L.C.           EDELMAN VALUE PARTNERS, L.P.


By: /s/ JEFFREY S. YARCKIN                  By: /s/ ASHER B. EDELMAN
    -----------------------------------         --------------------------------
    Jeffrey S. Yarckin                          Asher B. Edelman
    Vice President



CREDIT SUISSE FIRST BOSTON                  EDELMAN VALUE FUND, LTD.



By: /s/ DAVID J. MATLIN                     By: /s/ ASHER B. EDELMAN
    -----------------------------------         --------------------------------
    David J. Matlin                             Asher B. Edelman
    Managing Director